UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2020

SABRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive		76092
Southlake,	TX
(Address of principal executive offices)		(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Borrowing under Revolving Credit Facility
As previously disclosed, Sabre Corporation’s (“Sabre”) indirect, wholly-owned subsidiary, Sabre GLBL Inc. (the “Company”) is party to a credit agreement, dated as of February 19, 2013, as amended and restated (the “Credit Agreement”), which governs the Company’s $400.0 million revolving credit facility (the “Revolver”) as described in the section “Debt” in Part II, Item 8 of Sabre’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020 (the “Form 10-K”), and incorporated herein by reference.
As discussed in the press release described in Item 7.01 below, on March 17, 2020, the Company drew $375.0 million under the Revolver, resulting in a total of $386.6 million that is currently outstanding under the Credit Agreement (including $11.6 million in letters of credit). The current interest rate for borrowings under the Revolver is LIBOR plus an adjusted spread based on leverage as reflected in the Revolver. The Revolver will expire, at the earliest, on July 1, 2022. A copy of the Credit Agreement is filed as an exhibit to the Form 10-K.

Item 7.01.	Regulation FD Disclosure.

On March 20, 2020, the Company issued a press release announcing certain cost saving actions and other measures. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Press Release, dated March 20, 2020.
104    Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: March 20, 2020	By:	/s/ Aimee Williams-Ramey
	Name: Title:	Aimee Williams-Ramey
Senior Vice President and General Counsel